Michael Barnes, Esq.
Lindsey Laughlin, Esq.
Derek S. Reynolds, Esq.
T. Owen Rassman, Esq.
February 6, 2008
Manatt, Phelps & Phillips, LLP
11355 West Olympic Blvd.
Los Angeles, CA 90064
Attention: Gordon M. Bava, Esq.
RE: Irrevocable Trust Instructions
Dear Gordon,
This letter is being sent on behalf and at the direction of our clients BTP Acquisition Company, LLC (“BTP”) and IEAC Inc. (“IEAC”), in response to a letter addressed to you from Image Entertainment Inc. (“Image”) dated February 5. 2008, a copy of which is attached.
Reference is made to the Irrevocable Trust Instructions (“Trust Instructions”) dated as of January 14, 2008 among Image, Manatt Phelps & Phillips (“Manatt”) and BTP, and to the Amended and Restated Agreement and Plan of Merger among BTP, IEAC and Image dated as of June 27, 2007 (as amended to date, the “Merger Agreement”).
This letter constitutes a written objection by BTP pursuant to paragraph 4 of the Trust Instructions to any release or payment of the Deposit (as defined in Trust Instructions). By this letter, BTP further directs Manatt and Image to the provisions in the Trust Instructions which state that in light of such objection, Manatt’s duty owed to BTP is to interplead the Deposit with a tribunal of competent jurisdiction and venue pending resolution of the current disputes between the parties.
Absent mutual written instructions from Image and BTP to take some course other than to interplead the Deposit as permitted by the Trust Instructions, Manatt is not authorized, and would be in clear violation of its duties as an independent trustee for the parties and beneficiaries with respect to the Deposit, to take any other action.
By letter dated February 6, 2008, BTP also has notified Image that Image is not entitled to receive the Business Interruption Fee. In addition, BTP has demanded that Image pay to BTP the Termination Fee to which BTP is entitled by virtue of BTP’s termination of the Merger Agreement.
BTP, as a party to (and intended beneficiary of) the Trust Instructions, reserves all rights and remedies as against Manatt to the extent Manatt does not comply with its obligations under the Trust Instructions with respect to the Deposit.
2425 Olympic Boulevard, Suite 520E, Santa Monica, California 90404, Phone: (310) 828-7300, Facsimile (310) 828-2424

Manatt Phelps Phillips
February 6, 2008

BTP also reserves all rights and remedies as against Image available under the Merger Agreement, with respect to the termination thereof, and that otherwise may be available to it by contract, at law or in equity.
By copy hereof, Image is notified of the matters herein.
Sincerely,
/s/ Michael Barnes
Michael Barnes, Esq.
Attachment (1)

Cc:	Martin Greenwald Dennis Cho, Esq. Susan Tregub Esq.

February 5, 2008
Manatt, Phelps & Phillips, LLC
11355 West Olympic Blvd.
Los Angeles, CA 90064
Attention: Gordon M. Bava, Esq.
Re: Irrevocable Trust Instructions, dated as of January 14, 2008 (“Trust Instructlons”)
Dear Mr. Bava:
Reference is made to those certain Trust Instructions. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Trust Instructions. Pursuant to paragraph 3 of the Trust Instructions, Image Entertainment, Inc. (“Image”) hereby informs Manatt, Phelps & Phillips, LLP (“Manatt”) of the following:
1. The Merger has not closed.
2. The Merger Agreement has been terminated by the Company.
3. The Company is entitled to receive the Business Interruption Fee.
4. The Company has delivered a copy of this notice to BTP Acquisition Company, LLC.
On the third business day after the receipt of this letter, subject to paragraph 4 of the Trust Instructions, Manatt shall release the Deposit from Trust and pay directly to the Company the Deposit by wire transfer to the account specified on Annex A hereto.

Yours truly, IMAGE ENTERTAINMENT, INC.
By:	/s/ Dennis Hohn Cho
	Name:	Dennis Hohn Cho
	Title:	General Counsel

cc:	Martin W. Greenwald David Grinberg, Esq. BTP Acquisition Company, LLC Michael Barnes, Esq. Richard J. Welch, Esq.
20525 NORDHOFF STREET • SUITE 200 • CHATSWORTH, CA 91311-6104 • TEL 818.407.9100
www.image-entertainment.com